EXHIBIT 99.1

SIGNATURES FOR FORM 3

DESIGNATED REPORTING PERSON:

TRINITY INDUSTRIES, INC.

By: /s/ S. Theis Rice
Name: S. Theis Rice
Title:   Vice President and Chief Legal Officer
Date:   February 9, 2010